UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2014

LIQUID HOLDINGS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-36024	46-3252142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Third Avenue 38th Floor New York, NY 10022
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (212) 293-1836

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On April 30, 2014, Liquid Holdings Group, Inc. (the “Company”, “we” or “Liquid”) filed an amendment to its registration statement on Form S-1 (Reg. No. 333-195140) that contained a “Recent Developments” section that included estimates of certain financial information for the quarter ended March 31, 2014, as follows:

Recent Developments

We are currently in the process of preparing our consolidated financial results for the quarter ended March 31, 2014 and, therefore, our actual results for that period are not yet available and are subject to change. Our estimates of certain financial information for the quarter ended March 31, 2014, discussed below, are preliminary, based on currently available information and management estimates, and subject to the completion of our financial closing process. Accordingly, actual results may be different from this preliminary information and the changes may be material. Our estimates included in this prospectus have been prepared by and are the responsibility of our management. KPMG LLP has not audited, reviewed or performed any procedures with respect to the accompanying financial information. Accordingly, KPMG LLP does not express an opinion or any other form of assurance with respect thereto.

Revenue

We expect total revenues will increase from approximately $0.9 million in the fourth quarter of 2013 to between $1.1 million and $1.3 million in the first quarter of 2014. The expected increase in total revenues is primarily due to an increase in our GAAP revenue-generating customer base and units deployed. Included in estimated total revenue for the first quarter of 2014 is approximately $118,000 to $121,000 of market data revenue compared to approximately $48,000 for the fourth quarter of 2013. Market data is a pass-through cost for which no profit is earned by the Company.

Gross Margin

We expect gross margin to be between 50–53% for the period ending March 31, 2014 as compared to 49.5% for the quarter ended December 31, 2013.

Operating Expenses

We expect our total operating expenses will decrease in the first quarter of 2014 by between $0.7 million and $1.1 million to between a total of $8.7 million and $9.1 million as compared to approximately $9.8 million during the quarter ended December 31, 2013.

Net Loss

We expect to report a net loss of between $8.2 million and $8.4 million for the first quarter of 2014 as compared to a net loss of approximately $7.6 million for the three months ended December 31, 2013. This estimated increase in net loss is due primarily to a decrease in the approximately $1.8 million tax benefit recorded in the fourth quarter of 2013.

Balance Sheet Data

We expect to report that our net current assets decreased to between approximately $0.6 million and $0.8 million at March 31, 2014 as compared to approximately $5.8 million at December 31, 2013 and our stockholders’ equity decreased to between approximately $25.5 million and $25.7 million at March 31, 2014 as compared to approximately $32.5 million at December 31, 2013.

Annual Contract Value

We expect our annual contract value (ACV) will increase to between $5.0 million and $5.2 million at March 31, 2014 as compared to approximately $4.5 million at December 31, 2013, primarily due to an increase in our customer base.

ACV is an estimate and is not a financial measure calculated in accordance with U.S. GAAP and should not be considered as an alternative to revenue or any other financial measures so calculated. Our actual revenue may be lower or higher than ACV.

Customers

We expect that our total number of customers will increase to between 110 and 120 at March 31, 2014 as compared to 77 at December 31, 2013. We expect that our total number of units will increase to between 740 and 760 at March 31, 2014 as compared to 656 at December 31, 2013. We expect our total number of GAAP revenue-generating customers will increase to between 70 and 75 at March 31, 2014 and total number of GAAP revenue-generating units will increase to between 620 and 630 at March 31, 2014 as compared to 48 and 517, respectively, at December 31, 2013.

The data presented above reflects our preliminary estimates based solely upon information available to us as of the date of this prospectus, and is not a comprehensive statement of our financial results or position as of or for the quarter ended March 31, 2014. Since we have not yet completed our closing procedures for the quarter ended March 31, 2014, these estimates are preliminary, are based on management’s internal estimates and are subject to further internal review by management and approval by our audit committee.

Our actual first quarter results will not be available until after this offering is completed, and may differ materially from our preliminary estimates. Accordingly, you should not place undue reliance upon our preliminary estimates. For example, during the course of closing our financial statements for the quarter ended March 31, 2014, additional items that would require material adjustments to be made to the preliminary estimated financial information presented above may be identified, including items that would require us to make adjustments that may be material to the results described above.

There can be no assurance that these estimates will be realized, and estimates are subject to risks and uncertainties, many of which are not within our control.

Non-GAAP Financial Measures

Liquid supplements its financial statements with a calculation of Annual Contract Value (“ACV”), which represents the estimated contract value of subscription payments payable to us during the next twelve months (or, in the case of subscription contracts where the remaining contract term is less than twelve months, the remaining value of such contracts) pursuant to subscription contracts existing at the end of the quarter for which Annual Contract Value is reported, including contracts pursuant to which we are currently generating no revenue because our product has not yet been deployed to the customer. ACV is driven by Annual Contract Value per Client and the number of clients. Most of Liquid’s revenues are generated from subscription contracts, which are paid monthly and typically have a minimum term of one year, with revenues recognized ratably over the term of the subscription contract. ACV is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to revenue or any other financial measures so calculated. Management uses this information as a basis for planning and forecasting core business activity for future periods and believes it is a helpful indicator of potential future revenue. However, we caution investors that our presentation of this measure may not be comparable to similar measures as disclosed by other issuers, because other companies may calculate these measures differently. Additionally, our actual revenue may be lower or higher than ACV. ACV is a forward-looking estimate.

Cautionary Statement Concerning Forward Looking Statements

This Item 2.02 contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words “will,” “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend” and similar expressions. These statements include, among others, statements regarding our expected business outlook, anticipated financial and operating results, our business strategy and means to implement the strategy, our objectives, the amount and timing of investments by us in our business and capital expenditures, the likelihood of our success in expanding our business, financing plans, budgets, working capital needs and sources of liquidity.

Forward-looking statements are not guarantees of performance. These statements are based on our beliefs and assumptions, which in turn are based on currently available information. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for and our ability to market our products and services, the expansion of product offerings through new applications or geographically, the timing and cost of investments by us in our business and planned capital expenditures, competitive conditions and general economic conditions. These assumptions could prove inaccurate. Forward-looking statements also involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. We urge you to refer to the risk factors and other disclosures included in our filings with the Securities and Exchange Commission.

Any forward-looking statements speak only as of the date of this release. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

The information furnished pursuant to this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUID HOLDINGS GROUP, INC.
(Registrant)

	By:	/s/ Kenneth Shifrin
Kenneth Shifrin
Chief Financial Officer
Date: April 30, 2014